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                                                                      EXHIBIT 21

         THE WENDT-BRISTOL HEALTH SERVICES CORPORATION AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

                                       STATE OF              OWNERSHIP OF
          NAME                      INCORPORATION          VOTING SECURITIES
          ----                      -------------          -----------------
Consolidated Subsidiaries:

The Wendt-Bristol Company            Delaware               100% by The Wendt-Bristol Health
("Wendt-Bristol")                                           Services Corporation

Wendt-Bristol Home Health            Ohio                   100% by Wendt-Bristol
Care Company

Wendt-Bristol Diagnostics            Ohio                   85.5% by Wendt-Bristol
Company

Wendt-Bristol Organizational         Ohio                   100% by Wendt-Bristol
L.P., Inc.

1275 Olentangy River Road            Ohio                   Wendt-Bristol is the sole general and
Limited Partnership(1)(2)                                   limited partner

Wendt-Bristol Diagnostics            Delaware               Wendt-Bristol Diagnostics Company is
Company L.P.(1)                                             the sole general partner

Consolidated Medical                 Ohio                   100% by Wendt-Bristol Home Health
Services, Inc.                                              Care Company

CMSI Medco Limited                   Ohio                   Consolidated Medical Services is the
Partnership (1)(2)                                          sole general partner

American Living Centers, Inc.        Ohio                   100% by Wendt-Bristol

American Care Centers, Inc.          Ohio                   100% by American Living Centers, Inc.
dba Bristol House of Columbus

Ethan Allen Care Center, Inc.        Ohio                   100% by American Living Centers, Inc.
dba Bristol House of Springfield

Congress Liquors, Inc. (2)           Florida                100% by Wendt-Bristol

Health America, Inc.                 Ohio                   100% by Wendt-Bristol Diagnostics
dba The Wendt-Bristol Center                                Company

American Hospital of                 Ohio                   100% by Health America, Inc.
Athens, Inc.(2)

Wendt-Bristol Acquisition, Inc.      Ohio                   100% by Wendt-Bristol

Wendt-Bristol Acquisition,           Delaware               100% by Wendt-Bristol
LLC(3)
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(1) Limited partnership

(2) Inactive

(3) Limited Liability Company

                                      IV-8